UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2007

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2007, the distribution (the “Distribution”) by NCR Corporation (“NCR”) of all of the outstanding shares of common stock of Teradata Corporation (“Teradata”) to the stockholders of NCR was completed in a spin-off (the “Spin-Off”) intended to qualify for tax-free treatment. Upon the Distribution, NCR stockholders of record as of September 14, 2007 (“Record Date”) received one share of Teradata common stock for every share of NCR common stock held as of the Record Date. Such NCR stockholders collectively received 100% of the common stock of Teradata, which is now an independent public company trading under the symbol “TDC” on the New York Stock Exchange. Further details regarding the Spin-Off may be found in Teradata’s Information Statement dated August 27, 2007 (the “Information Statement”) which was filed on August 31, 2007 as Exhibit 99.2 to NCR’s current report on Form 8-K.

In connection with the Spin-Off, the following agreements between Teradata and NCR became effective: Interim Services and Systems Replication Agreement; Exclusive Patent Agreement; Patent License Agreement; Technology Agreement; Master Agreement for Enterprise Data Warehousing Sales and Support; Network Support Agreement; Service Provider Agreement and Master Reseller Agreement. The terms of these agreements were described in the Information Statement and the forms were attached as exhibits to Teradata’s Amendment No. 2 to Form 10 filed August 21, 2007.

A copy of the press release announcing the completion of the Spin-Off is attached hereby as Exhibit 99.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this current report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2007, Teradata entered into a five year, $300 million unsecured credit agreement (the “Credit Agreement”) with the lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent. The Credit Agreement provides for a revolving credit commitment of up to $300 million. Borrowing under the Credit Agreement is subject to the satisfaction of a number of conditions precedent.

The terms of the Credit Agreement include various affirmative and negative covenants, including financial covenants related to the maintenance of a minimum interest coverage ratio (EBITDA to cash interest expense) and a maximum leverage ratio (total indebtedness to EBITDA). The Credit Agreement also includes customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness for borrowed money and bankruptcy-related defaults.

A copy of the Credit Agreement is filed as an exhibit to this report as Exhibit 10.1 and is incorporated herein by reference. The description above is a summary of the Credit Agreement and is qualified in its entirety by the complete text of the Credit Agreement.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Teradata’s board of directors has adopted a Corporate Governance Guidelines and a Code of Conduct that apply to all directors, officers and employees of Teradata. A copy of Teradata’s Corporate Governance Guidelines and Code of Conduct are available on the corporate governance page of Teradata’s website: http://www.teradata.com.

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Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 1, 2007 between Teradata Corporation, Bank of America, N.A., as Administrative Agent, and the lenders party thereto from time to time

99.1	Press Release issued October 1, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: October 3, 2007	By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

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Index to Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of October 1, 2007 between Teradata Corporation, Bank of America, N.A., as Administrative Agent, and the lenders party thereto from time to time

99.1	Press Release issued October 1, 2007

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